Exhibit 10.16

INTRASTATE

Natural Gas Sales Contract

IDENTIFIER: Oil&Gas2011 – INTRASTATEsales – Service Company #1.1

By this contract John D. Oil & Gas Company, Inc. (“Oil & Gas”) agrees to sell natural gas to Gas Natural Service Company, LLC (“Service Company”). This contract amends the 2006 version of the North American Energy Standards Board (“NAESB”) Wholesale Natural Gas Sales Contract, which contract has been assigned the Identifier: Oil&Gas2011 – INTRASTATEsales – Service Company #1.

RECITALS

Whereas, Service Company desires to acquire supplies of natural gas for Service Company’s Buyers, and

Whereas, John D. Oil & Gas Marketing, LLC (“John D.”), a broker and marketer of natural gas, has solicited bids from market sellers on behalf of Service Company pursuant to the terms of contracts for brokerage services between John D. and Service Company executed on February 23, 2011 and assigned the Identifiers: JohnD.2011 – INTRASTATESales – Service Company #2; and JohnD.2011 – INTRASTATESales – Service Company #2.2; and

Whereas, Oil & Gas submitted bids to John D. offering to sell intrastate natural gas supplies to Service Company, at the lowest reasonable cost;

Now therefore, in consideration of the mutual covenants contained herein, and other good and valuable consideration, Oil & Gas agrees to sell gas to Service Company and Service Company agrees to purchase gas pursuant to the terms and conditions of a Base Contract assigned the Identifier: Oil&Gas2011 – INTRASTATEsales – Service Company #1 and executed Confirmation Agreements thereto PLUS THE FOLLOWING ADDITIONAL TERMS AND CONDITIONS:

1.	Brokerage Fees: Service Company agrees to pay John D. a brokerage fee of $0.15/dekatherm for John D.’s brokerage services PLUS additional nomination; confirmation; and scheduling services for gas purchased from Oil & Gas.

INTRASTATE

Natural Gas Sales Contract

IDENTIFIER: Oil&Gas2011 – INTRASTATEsales – Service Company #1.1

2.	Governing Law: The interpretation and performance of this contract shall be in accordance with the laws of the State of Ohio and the decisions of the Public Utilities Commission of Ohio.

3.	Assignment: All of the covenants, conditions and obligations of this contract shall extend to and be binding upon the heirs, personal representatives, successors and assigns respectively of the parties hereto, provided, however, that this contract shall not be assigned by Oil & Gas or by the Service Company without the written consent of the other parties, which consent shall not be unreasonably withhold. Notwithstanding the foregoing, no consent shall be required if Oil & Gas assigns this contract to an affiliated marketing company or if the Service Company assigns this contract to an affiliated Service Company. For purposes of this contract an affiliate shall mean an entity or person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first entity or person.

4.	Survival: The obligation of Oil & Gas to sell gas to Service Company at the price and under the terms and conditions specified in Oil&Gas2011- INTRASTATEsales – Service Company #1 and this Addendum may be terminated by Oil & Gas giving notice to Service Company one Gas Day prior to termination. The obligation of Service Company to pay John D. the brokerage fee set forth in Paragraph 1 of this contract shall survive the termination or cancellation of this contract, until such brokerage fee or fees have been paid by Service Company for the entire quantity of natural gas sold by Oil & Gas hereunder. If any provision of this contract is determined to be invalid, void, or unenforceable by any court having jurisdiction, then such determination shall not invalidate, void, or make unenforceable any other provision, agreement, or covenant in this contract. No waiver of any breach of this contract shall be held to be a waiver of any other or subsequent breach. All remedies in this contract shall be taken and construed as cumulative, that is, in addition to every other remedy provided therein or by law.

5.	Complete Agreement: This contract amends the 2006 version of the NAESB Wholesale Gas Sales Contract. Together such documents represent the complete and entire understanding between Oil & Gas and of Service Company, superseding any other prior agreements respecting the subject matter of this contract. Oil & Gas and the Service Company hereby declare that there are no promises, representations, conditions, warranties, other agreements, expressed or implied, oral or written, made or relied upon by any of them, except those herein contained.

INTRASTATE

Natural Gas Sales Contract

IDENTIFIER: Oil&Gas2011 – INTRASTATEsales – Service Company #1.1

Therefore, for good and sufficient consideration exchanged, Gas Natural Service Company, LLC and John D. Oil & Gas Company, Inc. agree to the foregoing terms and conditions.

In witness whereof, the Parties have executed this contract.

This contract may be executed in counterparts, an original of each signed contract to be delivered to each counterparty.

GAS NATURAL SERVICE COMPANY, LLC		JOHN D. OIL & GAS COMPANY, INC.

By:	/s/ Jonathan A. Harrington	By:	/s/ Gregory J. Osborne
Name:	Jonathan A. Harrington	Name:	Gregory J. Osborne
Title:	Controller, Gas Natural, Inc.	Title:	President & Chief Operating Officer
Date:	November 25, 2011	Date:	November 25, 2011